UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 24, 2009 (July 23, 2009)

Avis Budget Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-10308	06-0918165
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6 Sylvan Way Parsippany, NJ	07054
(Address of Principal Executive Offices)	(Zip Code)

(973) 496-4700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 23, 2009, our Avis Budget Rental Car Funding (AESOP) LLC subsidiary (the “Issuer”) issued $450,000,000 aggregate principal amount of Series 2009-1 9.31% Rental Car Asset Backed Notes (the “Series 2009-1 Notes”).  The Issuer issued the Series 2009-1 Notes under the Series 2009-1 Supplement (the “Indenture Supplement”), dated July 23, 2009, between the Issuer and The Bank of New York Mellon Trust Company, N.A., as trustee and as Series 2009-1 Agent, to the Second Amended and Restated Base Indenture (the “Base Indenture”), dated as of June 3, 2004, as amended, between the Issuer and The Bank of New York Mellon Trust Company, N.A., as trustee.

The Series 2009-1 Notes are secured under the Base Indenture primarily by vehicles in our domestic rental fleet and other related assets.  A copy of the Series 2009-1 Supplement is attached hereto as Exhibit 10.1 and is incorporated by reference herein and a copy of the press release announcing the closing is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Certain of the purchasers of the Series 2009-1 Notes, and the trustee, and their respective affiliates, have performed and may in the future perform, various commercial banking, investment banking and other financial advisory services for us and our subsidiaries for which they have received, and will receive, customary fees and expenses.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described above under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed as part of this report:

Exhibit No.	Description
10.1	Series 2009-1 Supplement, dated as of July 23, 2009, among Avis Budget Rental Car Funding (AESOP) LLC and The Bank of New York Mellon Trust Company, N.A., as trustee and as Series 2009-1 Agent.

99.1	Press Release dated July 23, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

AVIS BUDGET GROUP, INC.

By:	/s/ Jean M. Sera
Name:	Jean M. Sera
Title:	Senior Vice President and Secretary

Date: July 24, 2009

AVIS BUDGET GROUP, INC.
CURRENT REPORT ON FORM 8-K
Report Dated July 24, 2009 (July 23, 2009)

EXHIBIT INDEX

Exhibit No.	Description
10.1	Series 2009-1 Supplement, dated as of July 23, 2009, among Avis Budget Rental Car Funding (AESOP) LLC and The Bank of New York Mellon Trust Company, N.A., as trustee and as Series 2009-1 Agent.

99.1	Press Release dated July 23, 2009.